PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2014

NEW YORK, NY -- (Marketwired - May 08, 2014) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the second fiscal quarter ended March 31, 2014.

HIGHLIGHTS

Quarter ended March 31, 2014
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                             $  389.2
  Net assets                                                       $  215.4
  Net asset value per share                                        $  14.46
  Credit Facility (cost $173.2)                                    $  173.2
Yield on debt investments at quarter-end                                8.1%

Operating Results:
  Net investment income                                            $    3.7
  GAAP net investment income per share                             $   0.25
  Capital gain incentive fee accrued but not payable per share     $   0.03
  Core net investment income per share (1)                         $   0.28
  Distributions declared per share                                 $   0.27

Portfolio Activity:
  Purchases of investments                                         $   50.4
  Sales and repayments of investments                              $   35.7

  Number of new portfolio companies invested                              8
  Number of existing portfolio companies invested                         7
  Number of portfolio companies at quarter-end                           87

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 9, 2014

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, May 9, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 576-4398 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2361. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 23, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #5690285.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2014, our portfolio totaled $389.2 million and consisted of $342.2 million of senior secured loans, $32.6 million of second lien secured debt, $12.7 million of subordinated debt and $1.7 million of preferred and common equity investments. Our debt portfolio consisted of 94% variable-rate investments (including 92% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 6% fixed-rate investments. Overall, the portfolio had unrealized appreciation of $3.8 million. Our overall portfolio consisted of 87 companies with an average investment size of $4.5 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured loans, 8% in second lien secured debt, 3% in subordinated debt and 1% in preferred and common equity investments.

As of September 30, 2013, our portfolio totaled $317.8 million and consisted of $281.0 million of senior secured loans, $27.5 million of second lien secured debt and $9.3 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 92% variable-rate investments (including 89% with a LIBOR or prime floor) and 8% fixed-rate investments. Overall, the portfolio had unrealized depreciation of $1.5 million. Our overall portfolio consisted of 83 companies with an average investment size of $3.8 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured loans, 9% in second lien secured debt and 3% in subordinated debt, preferred and common equity investments.

For the three months ended March 31, 2014, we invested $50.4 million in eight new and seven existing portfolio companies with a weighted average yield on debt investments of 8.3%. Sales and repayments of investments for the three months ended March 31, 2014 totaled $35.7 million. For the six months ended March 31, 2014, we invested $154.3 million in 25 new and 18 existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the six months ended March 31, 2014 totaled $91.2 million.

For the three months ended March 31, 2013, we invested $45.1 million in 16 new and four existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the three months ended March 31, 2013 totaled $43.9 million. For the six months ended March 31, 2013, we invested $84.0 million in 28 new and six existing portfolio companies with a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the six months ended March 31, 2013 totaled $74.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2014 and 2013.

Investment Income

Investment income for the three and six months ended March 31, 2014 was $7.6 million and $14.5 million, respectively, and was attributable to $6.3 million and $11.8 million from senior secured loan investments, and $1.3 million and $2.7 million from second lien secured debt and subordinated debt investments. This compares to investment income for the three and six months ended March 31, 2013, which was $4.1 million and $8.1 million, respectively, and was attributable to $3.6 million and $6.9 million from senior secured loan investments, and $0.5 million and $1.2 million from second lien secured debt and subordinated debt investments. The increase in investment income over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2014 totaled $3.9 million and $7.5 million, respectively. Base management fee for the same periods totaled $1.0 million and $1.8 million, incentive fees totaled $1.4 million (including $0.3 million on net realized gains accrued, and $0.4 million on net unrealized gains accrued but not payable) and $2.1 million (including $0.7 million on net realized gains accrued, and $0.6 million on net unrealized gains accrued but not payable), our senior secured revolving credit facility, or the Credit Facility, expenses totaled $1.0 million and $2.4 million (including $0.7 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.4 million and $1.0 million and excise taxes were $0.1 million and $0.2 million, respectively. This compares to expenses for the three and six months ended March 31, 2013, which totaled $2.5 million and $4.4 million, respectively. Base management fee for the same periods totaled $0.5 million and $0.9 million, incentive fees totaled $0.6 million and $1.0 million (including $0.3 million on net unrealized gains accrued but not payable), Credit Facility expenses totaled $0.5 million and $1.0 million (excluding $0.5 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.4 million and $0.9 million and excise taxes were $0.1 million, respectively. The increase in base management fee, incentive fee and Credit Facility expenses was due to the growth of our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $3.7 million and $7.0 million, or $0.25 and $0.47 per share, for the three and six months ended March 31, 2014, respectively. Net investment income totaled $1.7 million and $3.7 million, or $0.24 and $0.54 per share, for the three and six months ended March 31, 2013, respectively. The increase in net investment income was due to a larger portfolio, which was partially offset by amendment costs. For the three months ended March 31, 2014, net investment income per share increased due to changes in yield environment over the prior year, whereas, for the six months ended March 31, 2014, net investment income per share decreased over the prior year as a result of both changes in yield environment and share issuances of common stock during 2013.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2014 totaled $35.7 million and $91.2 million and net realized gains totaled $0.5 million and $1.1 million, respectively. Sales and repayments of investments totaled $43.9 million and $74.2 million and realized gains totaled $1.1 million and $1.5 million for the three and six months ended March 31, 2013, respectively. The decrease in realized gains was driven by changes in market conditions for our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and six months ended March 31, 2014, we reported net unrealized appreciation on investments of $3.0 million and $5.3 million, respectively. For the three and six months ended March 31, 2013, we reported net unrealized appreciation on investments of $0.4 million and $0.1 million, respectively. As of March 31, 2014 and September 30, 2013, net unrealized appreciation (depreciation) on investments totaled $3.8 million and $(1.5) million, respectively. The change compared to last year was the result of changes in market values.

For each of the three and six months ended March 31, 2014, our Credit Facility had an unrealized appreciation of zero. For the three and six months ended March 31, 2013, our Credit Facility had an unrealized appreciation of zero and $0.4 million, respectively. As of March 31, 2014 and September 30, 2013, net unrealized appreciation on our Credit Facility totaled zero. The change compared to last year was due to changes in the capital markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $7.2 million and $13.3 million, or $0.49 and $0.89 per share, respectively, for the three and six months ended March 31, 2014. This compares to a net increase in net assets resulting from operations which totaled $3.2 million and $5.0 million, or $0.45 and $0.72 per share, respectively, for the three and six months ended March 31, 2013. We continue to find attractive investment opportunities to grow net assets from operations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2014 and September 30, 2013, PennantPark Floating Rate Funding I, LLC's, or Funding I, had $173.2 million and $99.6 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.16% and 2.18%, respectively, excluding the 0.375% undrawn commitment fee.

The annualized weighted average cost of debt for the six months ended March 31, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.39% and 2.63%, respectively.

Our operating activities used cash of $65.1 million for the six months ended March 31, 2014, and our financing activities provided cash of $65.6 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

Our operating activities provided cash of $4.0 million for the six months ended March 31, 2013, and our financing activities used cash of $5.1 million for the same period. Our operating activities provided cash primarily from our investment activity that offset our financing activities, which used cash primarily to pay the deferred sales load and net repayments under the Credit Facility that was partially financed by the proceeds of our offering.

DISTRIBUTIONS

During the three and six months ended March 31, 2014, we declared to stockholders distributions of $0.270 and $0.538 per share, respectively, for total distributions of $4.0 million and $8.0 million, respectively. For the same periods in the prior year, we declared distributions of $0.255 and $0.503 per share, respectively, for total distributions of $1.7 million and $3.4 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                       March 31, 2014    September 30, 2013
                                         (unaudited)
                                      ----------------   ------------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost-$385,423,226
   and $319,283,468, respectively)    $    389,208,433   $      317,803,894
Cash equivalents                             5,080,140            4,578,249
Interest receivable                          1,833,038            2,140,802
Receivable for investments sold              6,034,574            3,659,185
Prepaid expenses and other assets              534,298              619,737
                                      ----------------   ------------------
    Total assets                           402,690,483          328,801,867
                                      ----------------   ------------------
Liabilities
Distributions payable                        1,340,825            1,303,580
Payable for investments purchased            6,887,632           14,021,588
Unfunded investments                         2,000,000              934,555
Credit Facility payable (cost-
 $173,200,000 and $99,600,000,
 respectively)                             173,200,000           99,600,000
Interest payable on Credit Facility            324,403              189,934
Management fee payable                         952,949              731,635
Performance-based incentive fee
 payable                                     2,241,511            1,164,090
Accrued other expenses                         390,396              790,091
                                      ----------------   ------------------
    Total liabilities                      187,337,716          118,735,473
                                      ----------------   ------------------
Commitments and contingencies
Net assets
Common stock, 14,898,056 shares
 issued and outstanding.
  Par value $0.001 per share and
   100,000,000 shares authorized.               14,898               14,898
Paid-in capital in excess of par
 value                                     207,481,368          207,481,368
(Distributions in excess of)
 Undistributed net investment income          (580,496)             474,766
Accumulated net realized gain on
 investments                                 4,651,790            3,574,936
Net unrealized appreciation
 (depreciation) on investments               3,785,207           (1,479,574)
                                      ----------------   ------------------
    Total net assets                  $    215,352,767   $      210,066,394
                                      ----------------   ------------------
    Total liabilities and net assets  $    402,690,483   $      328,801,867
                                      ----------------   ------------------
Net asset value per share             $          14.46   $            14.10
                                      ================   ==================

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                    Three Months Ended March 31, Six Months Ended March 31,
                         2014           2013         2014          2013
                    -------------- ------------- ------------ -------------
Investment income
 from:
Non-controlled,
 non-affiliated
 investments:
  Interest          $    7,529,198 $   3,976,016 $ 14,283,445 $   7,614,243
  Other income              94,278       163,861      183,924       488,307
                    -------------- ------------- ------------ -------------
  Total investment
   income                7,623,476     4,139,877   14,467,369     8,102,550
                    -------------- ------------- ------------ -------------
Expenses:
  Base management
   fee                     952,949       456,637    1,834,752       915,623
  Performance-based
   incentive fee         1,417,315       563,191    2,100,465       980,220
  Interest and
   expenses on the
   Credit Facility         963,688       495,395    1,700,125       966,463
  Administrative
   services
   expenses                201,000       153,679      402,000       308,824
  Other general and
   administrative
   expenses                234,014       271,709      524,654       639,209
                    -------------- ------------- ------------ -------------
  Expenses before
   excise tax and
   amendment costs       3,768,966     1,940,611    6,561,996     3,810,339
  Excise tax               130,000        33,341      240,000        67,413
  Credit Facility
   amendment costs               -       500,000      712,930       500,000
                    -------------- ------------- ------------ -------------
  Total expenses         3,898,966     2,473,952    7,514,926     4,377,752
                    -------------- ------------- ------------ -------------
  Net investment
   income                3,724,510     1,665,925    6,952,443     3,724,798
                    -------------- ------------- ------------ -------------
Realized and
 unrealized gain on
 investments and
 Credit Facility:
Net realized gain
 on non-controlled,
 non-affiliated
 investments               482,797     1,104,627    1,076,854     1,547,470
Net change in
 unrealized
 appreciation on:
  Non-controlled,
   non-affiliated
   investments           3,029,990       435,183    5,264,781        76,398
  Credit Facility
   appreciation                  -             -            -      (377,500)
                    -------------- ------------- ------------ -------------
  Net change in
   unrealized
   appreciation on
   investments and
   Credit Facility       3,029,990       435,183    5,264,781      (301,102)
                    -------------- ------------- ------------ -------------
Net realized and
 unrealized gain
 from investments
 and Credit
 Facility                3,512,787     1,539,810    6,341,635     1,246,368
                    -------------- ------------- ------------ -------------
Net increase in net
 assets resulting
 from operations    $    7,237,297 $   3,205,735 $ 13,294,078 $   4,971,166
                    ============== ============= ============ =============
Basic - Net
 increase in net
 assets resulting
 from operations
 per common share   $         0.49 $        0.45 $       0.89 $        0.72
                    -------------- ------------- ------------ -------------
Basic - Net
 investment income
 per common share   $         0.25 $        0.24 $       0.47 $        0.54
                    -------------- ------------- ------------ -------------
Diluted - Net
 increase in net
 assets resulting
 from operations
 per common share   $         0.49 $        0.45 $       0.89 $        0.71
                    -------------- ------------- ------------ -------------
Diluted - Net
 investment income
 per common share   $         0.25 $        0.24 $       0.47 $        0.53
                    -------------- ------------- ------------ -------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com